STATEMENTS OF FINANCIAL CONDITION

CONSOLIDATED--BARNETT BANKS, INC. AND AFFILIATES



December 31--Dollars in Thousands                                                                         1996                1995
----------------------------------------------------------------------------------------------------------------------------------

ASSETS
Cash and due from banks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  2,781,146          $2,658,661
Federal funds sold and securities purchased under agreements to resell . . . . . . . . . . . . .         2,500             110,484
Investment securities available for sale . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5,031,123           5,133,041
Investment securities held to maturity (fair value $139,999 in 1996 and $216,066 in 1995). . . .       129,595             200,960
Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30,297,954          30,514,418
Less: Allowance for loan losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (476,709)           (505,148)
     Unearned income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (45,430)            (28,419)
----------------------------------------------------------------------------------------------------------------------------------
          Net loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29,775,815          29,980,851
Premises and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,135,644           1,078,057
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       592,142             758,297
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,783,410           1,633,194
----------------------------------------------------------------------------------------------------------------------------------
          Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $41,231,375         $41,553,545
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Demand deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  6,528,006        $  5,938,694
NOW and money market accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12,163,289          12,816,304
Savings deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,938,243           3,292,157
Certificates of deposit under $100,000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9,708,311           9,853,010
Other time deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,482,409           2,333,403
----------------------------------------------------------------------------------------------------------------------------------
          Total deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33,820,258          34,233,568
Short-term borrowings:
     Federal funds purchased and securities sold under agreements to repurchase. . . . . . . . .     1,265,837             899,667
     Commercial paper. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        42,297             669,766
     Other short-term borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,233             509,516
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,004,890             778,028
Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,226,529           1,190,814
----------------------------------------------------------------------------------------------------------------------------------
         Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37,361,044          38,281,359
----------------------------------------------------------------------------------------------------------------------------------
MINORITY INTEREST
Company obligated mandatorily redeemable securities of trusts holding solely parent debentures .       500,000                  --
SHAREHOLDERS' EQUITY
Preferred stock, $.10 par value: 20,000,000 shares authorized; 8,489 and 1,960,371 outstanding .           212              97,753
Common stock, $2 par value: 400,000,000 shares authorized; 189,668,922 and 189,730,736
 outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       395,338             379,461
Contributed capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       220,041             385,734
Net unrealized gain on investment securities available for sale. . . . . . . . . . . . . . . . .         8,187              38,242
Retained earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,808,749           2,445,810
Less: Employee stock ownership plan obligation, collateralized by 3,852,556 and 4,634,134 shares       (62,196)            (74,814)
----------------------------------------------------------------------------------------------------------------------------------
          Total shareholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,370,331           3,272,186
----------------------------------------------------------------------------------------------------------------------------------
          Total liabilities, minority interest and shareholders' equity. . . . . . . . . . . . .   $41,231,375         $41,553,545
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE
FINANCIAL STATEMENTS.

STATEMENTS OF INCOME
CONSOLIDATED--BARNETT BANKS, INC. AND AFFILIATES



For the Years Ended December 31--Dollars in Thousands Except Share Data                      1996           1995         1994
---------------------------------------------------------------------------------------------------------------------------------


INTEREST INCOME
Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $2,656,886     $2,580,408    $2,164,320
Investment securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       325,206        375,692       387,465
Federal funds sold and securities purchased under agreements to resell . . . . . . . .        23,698          4,887         3,108
---------------------------------------------------------------------------------------------------------------------------------
          Total interest income. . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,005,790      2,960,987     2,554,893
---------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       924,331        993,046       761,511
Federal funds purchased and securities sold under agreements to repurchase . . . . . .        77,049         90,730        93,714
Other short-term borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        41,449         57,154         5,719
Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        93,941         78,323        60,464
---------------------------------------------------------------------------------------------------------------------------------
          Total interest expense . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,136,770      1,219,253       921,408
---------------------------------------------------------------------------------------------------------------------------------
          Net interest income. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,869,020      1,741,734     1,633,485
Provision for loan losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       154,572        122,531        74,049
---------------------------------------------------------------------------------------------------------------------------------
          Net interest income after provision for loan losses. . . . . . . . . . . . .     1,714,448      1,619,203     1,559,436
---------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME
Service charges on deposit accounts. . . . . . . . . . . . . . . . . . . . . . . . . .       237,779        225,966       227,573
Consumer finance income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       125,866         83,477            --
Trust income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        81,394         78,036        77,357
Credit card discounts and fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .        44,015         60,999        54,377
Mortgage banking income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        67,111         62,640        33,112
Brokerage income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        43,990         31,694        30,010
Other service charges and fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .       141,331        118,616       104,845
Securities transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19,197          4,994      (13,086)
Other income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        49,811         52,601        28,412
---------------------------------------------------------------------------------------------------------------------------------
          Total non-interest income. . . . . . . . . . . . . . . . . . . . . . . . . .       810,494        719,023       542,600
---------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE
Salaries and employee benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . .       829,939        758,930       648,658
Net occupancy expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       135,933        126,480       118,251
Furniture and equipment expense. . . . . . . . . . . . . . . . . . . . . . . . . . . .       153,696        144,461       138,546
SAIF assessment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24,524             --            --
Other expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       472,896        488,761       458,776
---------------------------------------------------------------------------------------------------------------------------------
          Total non-interest expense . . . . . . . . . . . . . . . . . . . . . . . . .     1,616,988      1,518,632     1,364,231
---------------------------------------------------------------------------------------------------------------------------------
          Net non-interest expense . . . . . . . . . . . . . . . . . . . . . . . . . .       806,494        799,609       821,631
---------------------------------------------------------------------------------------------------------------------------------
EARNINGS
Income before income taxes and minority interest . . . . . . . . . . . . . . . . . . .       907,954        819,594       737,805
Income tax provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       341,082        286,293       249,834
---------------------------------------------------------------------------------------------------------------------------------
          Net income before minority interest. . . . . . . . . . . . . . . . . . . . .       566,872        533,301       487,971
Minority interest, net of income taxes . . . . . . . . . . . . . . . . . . . . . . . .        (2,381)            --            --
---------------------------------------------------------------------------------------------------------------------------------
          Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   564,491     $  533,301   $   487,971
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE
Restated for 2-for-1 stock split in September 1996

Primary:        Earnings per share . . . . . . . . . . . . . . . . . . . . . . . . . .         $2.89          $2.65         $2.39
                Average number of shares . . . . . . . . . . . . . . . . . . . . . . .   194,297,705    195,094,816   196,162,382
                Dividends on preferred stock . . . . . . . . . . . . . . . . . . . . .        $2,168        $15,861       $18,200
Fully diluted:  Earnings per share . . . . . . . . . . . . . . . . . . . . . . . . . .         $2.86          $2.56         $2.33
                Average number of  shares. . . . . . . . . . . . . . . . . . . . . . .   197,354,540    207,959,474   209,532,262
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE
FINANCIAL STATEMENTS.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
CONSOLIDATED--BARNETT BANKS, INC. AND AFFILIATES




                                                                           Contri-         Net
For the Years Ended December 31--                  Preferred     Common     buted   Unrealized    Retained        ESOP
Dollars in Thousands                                   Stock      Stock   Capital   Gain (Loss)   Earnings  Obligation      Total
------------------------------------------------------------------------------------------------------------------------------------


1994
Balance at January 1 . . . . . . . . . . . . . . .  $215,351   $194,809   $775,719     $ 3,772  $1,786,561  $(102,121)  $2,874,091
Adjustment for the effect of a 2-for-1 stock split              194,808   (194,808)
------------------------------------------------------------------------------------------------------------------------------------
Balance at January 1 restated. . . . . . . . . . .   215,351    389,617    580,911       3,772   1,786,561   (102,121)   2,874,091
Net income . . . . . . . . . . . . . . . . . . . .                                                 487,971                 487,971
Change in net unrealized gain (loss) on
     investment securities available for sale. . .                                     (30,770)                            (30,770)
Cash dividends declared:
     Common ($.80 per share) . . . . . . . . . . .                                                (157,321)               (157,321)
     Preferred . . . . . . . . . . . . . . . . . .                                                 (18,234)                (18,234)
Issuances of common stock:
     Stock purchase, option and
       employee benefit plans. . . . . . . . . . .                4,996     42,625                             13,898       61,519
     Preferred stock conversions . . . . . . . . .       (44)        18         26                                              --
Repurchases of common stock. . . . . . . . . . . .               (7,700)   (75,373)                                        (83,073)
-----------------------------------------------------------------------------------------------------------------------------------
1995
Balance at January 1 . . . . . . . . . . . . . . .   215,307    386,931    548,189     (26,998)  2,098,977    (88,223)   3,134,183
Net income . . . . . . . . . . . . . . . . . . . .                                                 533,301                 533,301
Change in net unrealized gain (loss) on
     investment securities available for sale. . .                                      65,240                              65,240
Cash dividends declared:
     Common ($.91 per share) . . . . . . . . . . .                                                (175,196)               (175,196)
     Preferred . . . . . . . . . . . . . . . . . .                                                 (15,890)                (15,890)
Issuances of common stock:
     Stock purchase, option and
       employee benefit plans. . . . . . . . . . .                5,536     69,046                             13,409       87,991
     Preferred stock conversions . . . . . . . . .  (117,554)    11,990    105,006                                            (558)
     Acquisition . . . . . . . . . . . . . . . . .                1,328      2,398                   4,618                   8,344
Repurchases of common stock. . . . . . . . . . . .              (26,324)  (338,905)                                       (365,229)
-----------------------------------------------------------------------------------------------------------------------------------
1996
Balance at January 1 . . . . . . . . . . . . . . .    97,753    379,461    385,734      38,242   2,445,810    (74,814)   3,272,186
Net income . . . . . . . . . . . . . . . . . . . .                                                 564,491                 564,491
Change in net unrealized gain (loss) on
     investment securities available for sale. . .                                     (30,055)                            (30,055)
Cash dividends declared:
     Common ($1.05  per share) . . . . . . . . . .                                                (199,360)               (199,360)
     Preferred . . . . . . . . . . . . . . . . . .                                                  (2,192)                 (2,192)
Issuances of common stock:
     Stock purchase, option and
       employee benefit plans. . . . . . . . . . .               13,281     77,965                             12,618      103,864
     Preferred stock conversions . . . . . . . . .   (97,541)     7,341     89,637                                            (563)
     Employee benefit trust. . . . . . . . . . . .               16,000    (16,000)                                             --
Repurchases of common stock. . . . . . . . . . . .              (20,745)  (317,295)                                       (338,040)
-----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996 . . . . . . . . . . .  $    212   $395,338   $220,041     $ 8,187  $2,808,749  $ (62,196)  $3,370,331
-----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE
FINANCIAL STATEMENTS.

STATEMENTS OF CASH FLOWS
CONSOLIDATED--BARNETT BANKS, INC. AND AFFILIATES



For the Years Ended December 31--Dollars in Thousands                                   1996             1995            1994
---------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    564,491      $   533,301      $   487,971
Reconcilement of net income to net cash provided by operating activities:
     Provision for loan losses . . . . . . . . . . . . . . . . . . . . . . . . .        154,572          122,531           74,049
     Losses (gains) from securities transactions . . . . . . . . . . . . . . . .        (19,197)          (4,994)          13,086
     Gain on securitization and sale of loans. . . . . . . . . . . . . . . . . .       (114,847)         (64,670)              --
     Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . .        251,057          234,667          131,813
     Employee benefits funded by equity. . . . . . . . . . . . . . . . . . . . .         26,820           24,237           28,682
     Deferred income tax provision . . . . . . . . . . . . . . . . . . . . . . .         13,976            6,571           50,975
     Decrease (increase) in interest receivable. . . . . . . . . . . . . . . . .          3,763          (11,060)         (66,633)
     Increase (decrease) in interest payable . . . . . . . . . . . . . . . . . .         (1,795)          45,953           37,245
     Increase in other assets. . . . . . . . . . . . . . . . . . . . . . . . . .       (453,449)        (189,870)        (131,624)
     Increase (decrease) in other liabilities. . . . . . . . . . . . . . . . . .        389,120          (43,179)          45,243
     Originations of loans held for sale . . . . . . . . . . . . . . . . . . . .     (5,511,965)      (5,187,852)        (862,817)
     Proceeds from sales of loans held for sale. . . . . . . . . . . . . . . . .      5,382,378        4,593,009          555,905
     Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (34,524)         (77,652)         (24,302)
---------------------------------------------------------------------------------------------------------------------------------
          Net cash provided by (used for) operating activities . . . . . . . . .        650,400          (19,008)         339,593
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investment securities available for sale. . . . . . . . . . . . . .     (3,777,464)      (1,866,067)      (2,532,901)
Proceeds from sales of investment securities available for sale. . . . . . . . .        440,328          339,694          475,102
Proceeds from maturities of investment securities available for sale . . . . . .      3,464,204        2,042,733        1,308,423
Purchases of investment securities held to maturity. . . . . . . . . . . . . . .         (2,932)        (298,423)      (3,569,914)
Proceeds from maturities of investment securities held to maturity . . . . . . .         74,954        2,267,517        4,419,600
Net increase in loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (576,078)      (1,054,365)      (2,230,534)
Proceeds from sale of bank card loans. . . . . . . . . . . . . . . . . . . . . .        760,804               --               --
Proceeds from sales of premises and equipment. . . . . . . . . . . . . . . . . .         28,778           39,831           42,422
Purchases of premises and equipment. . . . . . . . . . . . . . . . . . . . . . .       (199,085)        (186,825)         (77,909)
Receipts (payments) related to dispositions and acquisitions, net of cash
     disposed and acquired . . . . . . . . . . . . . . . . . . . . . . . . . . .        378,249         (452,200)       2,939,875
---------------------------------------------------------------------------------------------------------------------------------
          Net cash provided by investing activities. . . . . . . . . . . . . . .        591,758          831,895          774,164
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in demand, NOW, savings and money market accounts . . . . . . . . .       (442,254)      (1,574,792)       (731,521)
Net (decrease) increase in other time deposits . . . . . . . . . . . . . . . . .        (88,425)         623,326         (97,642)
Net increase (decrease) in federal funds purchased and securities sold
     under agreements to repurchase. . . . . . . . . . . . . . . . . . . . . . .        366,170         (350,839)       (471,327)
Issuances (repayments) of short-term notes . . . . . . . . . . . . . . . . . . .       (425,000)         425,000              --
Net (decrease) increase in other short-term borrowings . . . . . . . . . . . . .       (710,752)         106,376         187,942
Principal repayments of long-term debt . . . . . . . . . . . . . . . . . . . . .       (214,285)        (187,589)         (2,375)
Proceeds from issuance of long-term debt . . . . . . . . . . . . . . . . . . . .        250,000          500,000          96,927
Proceeds from issuance of company obligated mandatorily redeemable
      securities of trusts holding solely parent debentures. . . . . . . . . . .        500,000               --              --
Issuances of common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .         76,481           63,196          32,837
Repurchases of common stock. . . . . . . . . . . . . . . . . . . . . . . . . . .       (338,040)        (365,229)        (83,073)
Cash dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (201,552)        (191,086)       (175,555)
---------------------------------------------------------------------------------------------------------------------------------
          Net cash used for financing activities . . . . . . . . . . . . . . . .     (1,227,657)        (951,637)     (1,243,787)
---------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents . . . . . . . . . . . . . .         14,501         (138,750)       (130,030)
Cash and cash equivalents, January 1 . . . . . . . . . . . . . . . . . . . . . .      2,769,145        2,907,895       3,037,925
---------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, December 31 . . . . . . . . . . . . . . . . . . . . .    $ 2,783,646      $ 2,769,145     $ 2,907,895
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, INCOME TAXES OF $346 MILLION, $286 MILLION AND $193 MILLION AND INTEREST OF $1.1 BILLION, $1.2 BILLION AND $880 MILLION WERE PAID, RESPECTIVELY.

DURING 1996, THE COMPANY DISPOSED OF $559 MILLION OF NON-CASH ASSETS AND $55 MILLION OF LIABILITIES. DURING 1995, THE COMPANY ACQUIRED $1.1 BILLION OF NON-CASH ASSETS AND $602 MILLION OF LIABILITIES. DURING 1994, THE COMPANY ACQUIRED $513 MILLION IN NON-CASH ASSETS AND $3.5 BILLION OF LIABILITIES.

DURING 1996, 1995 AND 1994, $49 MILLION, $83 MILLION AND $64 MILLION OF LOANS WERE TRANSFERRED TO REAL ESTATE HELD FOR SALE, RESPECTIVELY.

DURING 1995, $2.8 BILLION OF INVESTMENT SECURITIES HELD TO MATURITY WERE TRANSFERRED TO INVESTMENT SECURITIES AVAILABLE FOR SALE (SEE NOTE C OF NOTES TO FINANCIAL STATEMENTS).

THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

NOTES TO FINANCIAL STATEMENTS

     IN SEPTEMBER, BARNETT COMPLETED A 2-FOR-1 STOCK SPLIT. ALL HISTORICAL DATA USED IN THIS REPORT HAS BEEN RESTATED TO REFLECT THE SPLIT.

     Barnett Banks, Inc. is a multi-bank holding company headquartered in Jacksonville, Florida, providing financial services to consumers and businesses through bank and non-bank subsidiaries. The principal bank, Barnett Bank, N.A., and its subsidiaries engage in retail financial services, commercial banking, trust and investment management services. Indirect auto lending is carried out in several southern states. Mortgage lending is done through retail and wholesale offices nationwide. Other banking activities are concentrated in Florida and southern Georgia. The principal non-bank subsidiary of the company is EquiCredit Corporation, which engages in consumer finance nationwide.

A. SIGNIFICANT ACCOUNTING POLICIES
     BASIS OF PRESENTATION The consolidated financial statements include the accounts of the company and its majority-owned subsidiaries, after eliminating material intercompany balances and transactions. Equity investments in less than majority-owned companies (20%-50% ownership interest) are generally accounted for in accordance with the equity method of accounting and are reported in other assets. The company's pro-rata share of earnings (losses) of these companies is included in the related line item within non-interest income.
     Assets held in an agency or fiduciary capacity by trust and investment advisory subsidiaries are not assets of the company and, accordingly, are not included in the consolidated balance sheet.
     The accounting policies of Barnett and its subsidiaries conform with generally accepted accounting principles and prevailing practices within the financial services industry. Certain previously reported amounts have been reclassified to conform to current presentation standards.
     USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosed amount of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     CASH AND CASH EQUIVALENTS Cash and cash equivalents includes cash and due from banks, securities purchased under agreements to resell and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.
     SECURITIES Securities are classified based on management's intent on the date of purchase. The company has the positive intent and ability to hold certain investment securities to maturity. These held-to-maturity securities are reported at amortized cost. Other securities are classified as available for sale and carried at fair value with net unrealized gains and losses included in shareholders' equity on a net of tax basis. Realized gains and losses from security sales or impairment are recognized using the specific identification method. Interest and dividends on securities, including amortization of premiums and accretion of discounts, are included in interest income.
     LOANS Loans and direct financing leases are generally reported at the principal amount outstanding (including lease residuals), net of unearned income. Loans held for sale are valued at the lower of cost or fair value. Non-refundable loan fees and certain direct loan origination costs are capitalized and recognized as a yield adjustment over the lives of the loans.
     Commercial and commercial real estate loans are generally placed on non-accrual status when the collectibility of interest or principal is uncertain. Residential mortgages four payments in arrears are classified as non-accrual in conformance with predominant mortgage industry practice. When a loan is placed on non-accrual status, interest accruals cease and uncollected interest is reversed and charged against current income. Income recognized on installment loans and credit card advances is discontinued and the loans are charged-off generally after a delinquency period of 120 and 180 days, respectively.
     ALLOWANCE FOR LOAN LOSSES The financial statements include an allowance for estimated losses on loans based on past loss experience and an evaluation of potential losses in the current loan portfolio.
     The allowance for loan losses is increased by charges to income and decreased by charge-offs, net of recoveries. Management's periodic evaluation of the adequacy of the allowance is based on the company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions.
     The company defines impaired loans as all non-performing loans except residential mortgages and small business loans. The allowance for loan losses related to impaired loans is determined by comparing the recorded investment in the loan to the present value of expected future cash flows from the loan or to the fair value of the underlying collateral.
     PREMISES AND EQUIPMENT Premises and equipment, including leases meeting criteria for capitalization, are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed primarily on a straight-line basis over the estimated useful life or lease term of each type of asset.
     Long-lived assets are evaluated regularly for other-than-temporary impairment. If circumstances suggest that their value may be impaired and the writedown would be material, an assessment of recoverability is performed prior to any writedown of the asset.
     INTANGIBLE ASSETS Intangible assets consist primarily of goodwill and core deposit intangibles. These intangible assets are generally being amortized on a straight-line basis over 10 to 25 years.

     Periodically, the company reviews its intangible assets for events or changes in circumstances that may indicate that the carrying amounts of the assets are not recoverable.
     REAL ESTATE HELD FOR SALE Real estate held for sale includes properties acquired through, or in lieu of, loan foreclosure and operating premises no longer intended for business operations. Valuations are performed periodically and the real estate is carried at the lower of cost or appraised value minus estimated costs to sell. Credit losses arising at the time of foreclosure are charged against the allowance for loan losses. Any additional declines are charged to other expense and recorded in a valuation reserve on an asset by asset basis. No depreciation is recorded on real estate held for sale.
     INCOME TAXES The income tax provision consists of two components: current and deferred. Current income tax provision is the amount of income taxes payable for the current year. Deferred income tax provision or benefit is the change during the year in the company's deferred tax assets and liabilities. Deferred income tax assets and liabilities reflect the differences between the financial statement and tax values of assets and liabilities.
     The company and its subsidiaries, where eligible, file consolidated federal and state income tax returns. Under a tax-sharing arrangement, income tax charges or credits are generally allocated to the company and each subsidiary on the basis of their respective taxable income or loss included in the consolidated income tax returns.
     DERIVATIVE FINANCIAL INSTRUMENTS The company uses interest rate swaps and floors to manage its interest rate sensitivity. The company accounts for these instruments on an accrual basis if the instrument can be demonstrated to effectively change the cash flows of a designated asset or liability and the designated asset or liability exposes the company to interest rate risk.
     Amounts to be paid or received under interest rate swaps and floors are recognized as interest income or expense of the related asset or liability. Gains and losses on early terminations of interest rate swaps and floors are deferred and amortized as an adjustment to the yield of the related asset or liability over the shorter of the remaining contract life or the maturity of the related asset or liability. If the related asset or liability is sold, the derivative financial instrument is marked to market and the resulting gain or loss is recognized in income in the same period.
     Interest rate swaps and floors that do not meet this criteria would be carried at market value, and changes in market value would be recognized in income.
     The company acts as an intermediary in arranging interest rate swap transactions for customers. These are separate agreements that have offsetting payment streams and the same maturity, repricing dates and notional amounts. Net revenue related to these agreements is included in other income.
     CONSUMER FINANCE INCOME Consumer finance income includes gains on the securitization and sale of home equity secured installment loans and servicing income on loans securitized. The gains on sales of such loans include the present value of servicing revenues in excess of a normal servicing fee over the expected average life of the loans, discounted at a market rate at the time of sale and adjusted for projected prepayments and expected foreclosure expenses. A corresponding asset, capitalized excess servicing income, is recorded at the time of sale and is included in other assets.
     EARNINGS PER COMMON SHARE Primary earnings per common share is computed from net income after preferred stock dividends and is based on the weighted-average number of shares of common stock outstanding and common stock equivalents assumed outstanding during the year.
     Fully diluted shares outstanding includes the maximum dilutive effect of stock issuable upon conversion of convertible preferred stock and exercise of common stock options.

B. ALLIANCES AND ACQUISITIONS
     ALLIANCES In October 1996, the company entered into an agreement with Household Credit Services, Inc. to form a strategic alliance to manage and build Barnett's credit card business. The company sold $776 million of non-core credit card outstandings, less related reserves of $31 million, to Household. In May 1996, the company completed the sale of its mortgage servicing operation and other assets to HomeSide, Inc., a mortgage servicing venture in which the company has an approximate one-third interest. The sale included $136 million in goodwill and $211 million in purchased mortgage servicing rights. The company invested $118 million into the venture. No significant gains or losses were incurred related to these transactions.
     COMPLETED ACQUISITIONS In October 1995, the company acquired Community Bank of the Islands for 663,988 shares of Barnett common stock. This acquisition was accounted for as a pooling of interests. Prior periods have not been restated as the acquisition was not material.
     In February 1995, the company acquired BancPLUS Financial Corporation, a national full service mortgage banking company, for $162 million. The primary assets of BancPLUS were mortgage loans held for sale and purchased mortgage servicing rights of $187 million. The purchase price exceeded net assets acquired by $113 million.
     In January 1995, the company acquired EquiCredit Corporation, a national consumer finance company, for $332 million. EquiCredit specializes in originating, securitizing and servicing consumer loans secured by first or second mortgages. The purchase price exceeded net assets acquired by $201 million.
     Unless otherwise noted, all of the above acquisitions were accounted for as purchases. Results are included from the date acquired.
     PENDING ACQUISITION In January 1997, the company entered into a definitive agreement to purchase Oxford Resources Corp., the nation's largest independent automobile leasing company for approximately 14 million shares of Barnett stock. The merger is expected to be accounted for as a purchase and close in the second quarter of 1997. Prior to this transaction, Barnett purchased a significant amount of its own shares.

NOTES TO FINANCIAL STATEMENTS

C. INVESTMENT SECURITIES

                                                                 Available For Sale

------------------------------------------------------------------------------------------------------------------------------------
                                                   1996                                    1995                            1994
                               -------------------------------------------  --------------------------------------------------------
December 31--                   AMORTIZED UNREALIZED UNREALIZED       FAIR   Amortized Unrealized Unrealized    Fair       Fair
Dollars in Thousands                 COST GROSS GAIN GROSS LOSS      VALUE        Cost Gross Gain Gross Loss    Value      Value
------------------------------------------------------------------------------------------------------------------------------------

U.S. Treasury securities . .   $2,113,246    $12,352    $1,991  $2,123,607  $2,219,790   $35,283   $ 1,007   $2,254,066   $1,870,007
Obligations of states and
   political subdivisions. .       26,275        876        53      27,098      11,998       634        24       12,608       10,956
Other U.S. Government
   agencies and corporations      243,659      1,328     1,295     243,692     398,351     3,149     3,881      397,619      168,616
Mortgage-backed securities(1).  1,841,235      3,380     3,961   1,840,654   1,562,746     9,916     6,417    1,566,245      231,870
Other securities . . . . . .      793,889      2,844       661     796,072     880,294    23,261     1,052      902,503      457,151
------------------------------------------------------------------------------------------------------------------------------------
     Total . . . . . . . . .   $5,018,304    $20,780    $7,961  $5,031,123  $5,073,179   $72,243   $12,381   $5,133,041   $2,738,600
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                  Held To Maturity
                               -----------------------------------------------------------------------------------------------------
                                                   1996                                    1995                                 1994
                               -------------------------------------------  --------------------------------------------------------

December 31--                   AMORTIZED UNREALIZED  UNREALIZED      Fair   Amortized  Unrealized   Unrealized    Fair    Amortized
Dollars in Thousands                 COST GROSS GAIN  GROSS LOSS     Value        Cost  Gross Gain   Gross Loss   Value         Cost
------------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury securities . .   $      997    $    10        --   $   1,007          --        --        --           --   $1,269,110
Obligations of states and
   political subdivisions. .      128,598     10,410       $16     138,992    $200,960   $15,122       $16      $216,066     639,265
Other U.S. Government
   agencies and corporations           --         --        --          --          --        --        --           --      254,637
Mortgage-backed securities(1) --      --         --        --          --          --        --        --           --    2,164,292
Other securities . . . . . .           --         --        --          --          --        --        --           --      617,504
------------------------------------------------------------------------------------------------------------------------------------
     Total. . . . . . . . . .    $129,595    $10,420       $16    $139,999    $200,960   $15,122       $16      $216,066  $4,944,808
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
(1)  BALANCE IS COMPRISED SUBSTANTIALLY OF GOVERNMENT-GUARANTEED MORTGAGE
     SECURITIES.


                           Total Investment Securities
                                             -----------------------------------
                                                     Taxable         Non-taxable
Dollars in Thousands                         Interest Income     Interest Income
--------------------------------------------------------------------------------
1996 . . . . . . . . . . . . . . .                  $311,253             $13,953
1995 . . . . . . . . . . . . . . .                   339,966              35,726
1994 . . . . . . . . . . . . . . .                   326,026              61,439
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     On December 7, 1995, the company transferred $2.8 billion of investment securities held to maturity to available for sale. The fair value of these instruments exceeded cost by $7.5 million. TABLE 3, "Maturity of Investment Securities," on page 23 of the MANAGEMENT DISCUSSION shows investment securities by maturity.
     Gross gains on sales of investment securities available for sale in 1996, 1995 and 1994 were $19.4 million, $6.3 million and $.7 million, respectively, and gross losses were $.2 million, $1.3 million and $12.8 million, respectively.
     Securities with an amortized cost of approximately $3.1 billion on December 31, 1996 were pledged to secure public deposits and for other purposes.

D. LOANS


December 31--Dollars in Thousands
Net of Unearned Income                          1996           1995           1994           1993           1992
----------------------------------------------------------------------------------------------------------------

Commercial, financial and
  agricultural . . . . . . . . . . . .  $  5,310,849   $  4,693,010   $  4,445,841   $  4,086,754   $  4,230,765
Real estate construction . . . . . . .       818,337        912,359        929,229        853,602      1,265,999
Commercial mortgages . . . . . . . . .     1,849,496      2,181,327      2,379,309      2,624,555      3,201,363
Residential mortgages. . . . . . . . .     9,785,585     10,891,412     10,555,563      9,449,457      8,946,836
Installment. . . . . . . . . . . . . .    10,590,067      9,264,037      8,116,982      7,107,845      6,636,917
Bank card. . . . . . . . . . . . . . .     1,100,614      1,783,420      1,375,292      1,127,784      1,057,599
Credit lines . . . . . . . . . . . . .       797,576        760,434        718,937        679,789        711,362
----------------------------------------------------------------------------------------------------------------
     Total . . . . . . . . . . . . . .  $ 30,252,524   $ 30,485,999   $ 28,521,153   $ 25,929,786   $ 26,050,841
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------


E. ALLOWANCES FOR LOSSES

Dollars in Thousands                   1996              1995            1994
-----------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Beginning balance. . . . .        $ 505,148         $ 501,447       $ 521,827
Loans charged off. . . . .         (209,099)         (172,879)       (148,450)
Recoveries . . . . . . . .           54,721            50,889          56,135
-----------------------------------------------------------------------------
Net charge-offs. . . . . .         (154,378)         (121,990)        (92,315)
Provision expense. . . . .          154,572           122,531          74,049
Sales and other, net . . .          (28,633)            3,160          (2,114)
-----------------------------------------------------------------------------
     Ending balance  . . .        $ 476,709         $ 505,148       $ 501,447
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

     The company recognizes income on impaired loans primarily on the cash basis. Any change in the present value of expected cash flows is recognized through the allowance for loan losses.

IMPAIRED LOANS
December 31 -Dollars in Thousands                    1996           1995
------------------------------------------------------------------------
Impaired loans with an allowance . . . . .      $  42,987      $  50,021
Impaired loans without an allowance(1) . .         15,647         28,959
------------------------------------------------------------------------
     Total impaired loans. . . . . . . . .      $  58,634      $  78,980
------------------------------------------------------------------------
------------------------------------------------------------------------
Allowance for impaired loans . . . . . . .      $   7,463      $  10,089
Average balance of impaired loans
  during the year ended December 31. . . .         72,519        117,277
Interest income recognized on impaired
  loans  during the year ended December 31          5,876          7,083
------------------------------------------------------------------------
------------------------------------------------------------------------

(1) IMPAIRED LOANS DETERMINED TO BE CARRIED AT OR BELOW FAIR VALUE OF THE UNDERLYING COLLATERAL, AND AS SUCH, DO NOT REQUIRE AN ALLOWANCE.


     The company recognizes any estimated potential decline in the value of real estate held for sale between appraisal dates on an asset-by-asset basis through periodic additions to the allowance for losses on real estate held for sale. Writedowns are taken and charged against this reserve when the related real estate is sold at a loss.

Dollars in Thousands                       1996            1995           1994
------------------------------------------------------------------------------
ALLOWANCE FOR LOSSES ON
REAL ESTATE HELD FOR SALE
Beginning balance. . . . . . .         $ 25,957        $ 40,778       $ 65,165
Provision expense. . . . . . .            3,616           2,145          5,149
Dispositions, net. . . . . . .          (10,942)        (16,966)       (29,536)
------------------------------------------------------------------------------
     Ending balance. . . . . .         $ 18,631        $ 25,957       $ 40,778
------------------------------------------------------------------------------
------------------------------------------------------------------------------


F. NON-PERFORMING ASSETS
                                                               Real
                                       Non-   Reduced-       Estate
December 31--                       Accrual       Rate         Held
Dollars in Thousands                  Loans      Loans     for Sale        Total
--------------------------------------------------------------------------------
1996
Recorded investment. . . . . . .   $185,106     $5,319      $43,555     $233,980
Interest at contracted rates(1).     18,537        517           --       19,054
Interest recorded as income. . .      6,523        387           --        6,910
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1995
Recorded investment. . . . . . .   $167,821     $2,447      $67,630     $237,898
Interest at contracted rates(1).     16,612        200           --       16,812
Interest recorded as income. . .      5,817        220           --        6,037
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) INTEREST INCOME THAT WOULD HAVE BEEN RECORDED IF THE LOANS HAD BEEN CURRENT AND IN ACCORDANCE WITH THEIR ORIGINAL TERMS.


G. PREMISES AND EQUIPMENT

December 31--Dollars in Thousands                      1996             1995
----------------------------------------------------------------------------
Land . . . . . . . . . . . . . . . . . . . .    $   212,265       $  205,597
Buildings and leasehold improvements . . . .      1,023,062        1,003,044
Furniture and equipment. . . . . . . . . . .        562,211          494,152
Capitalized leases . . . . . . . . . . . . .         27,320           28,274
Construction in progress and real estate
  for future expansion . . . . . . . . . . .         74,577           67,563
----------------------------------------------------------------------------
     Total cost. . . . . . . . . . . . . . .      1,899,435        1,798,630
Less: Accumulated depreciation and
  amortization . . . . . . . . . . . . . . .       (763,791)        (720,573)
----------------------------------------------------------------------------
     Total . . . . . . . . . . . . . . . . .    $ 1,135,644       $1,078,057
----------------------------------------------------------------------------
----------------------------------------------------------------------------

     The company has operating leases for equipment and facilities. Future minimum rental payments required under operating leases having initial or remaining non-cancelable lease terms in excess of one year at December 31, 1996 were:

Dollars in Thousands                                                    Amount
------------------------------------------------------------------------------
1997 . . . . . . . . . . . . . . . . . . . . . . . . . . .           $  62,481
1998 . . . . . . . . . . . . . . . . . . . . . . . . . . .              49,175
1999 . . . . . . . . . . . . . . . . . . . . . . . . . . .              33,323
2000 . . . . . . . . . . . . . . . . . . . . . . . . . . .              17,438
2001 . . . . . . . . . . . . . . . . . . . . . . . . . . .              11,789
Later years. . . . . . . . . . . . . . . . . . . . . . . .              43,782
------------------------------------------------------------------------------
     Total minimum payments required . . . . . . . . . . .            $217,988
------------------------------------------------------------------------------
------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS

H. SHORT-TERM BORROWINGS

                                                                  Securities
                                                    Federal       Sold Under                           Other
                                                      Funds       Agreements       Commercial     Short-term
December 31--Dollars in Thousands                 Purchased    to Repurchase            Paper     Borrowings
------------------------------------------------------------------------------------------------------------
1996

Balance. . . . . . . . . . . . . . . . . . . .     $474,563      $   791,274     $     42,297     $    1,233
Maximum indebtedness at any month end. . . . .      939,830        1,550,351        1,029,753        316,317
Daily average indebtedness outstanding . . . .      473,667        1,034,877          613,370        110,320
Average rate paid for the year . . . . . . . .         5.39%            4.98%            5.62%          6.35%
Average rate on period-end borrowings. . . . .         6.10             5.38             5.22           4.50
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
1995
Balance. . . . . . . . . . . . . . . . . . . .  $   148,711      $   750,956         $669,766       $509,516
Maximum indebtedness at any month end. . . . .    1,422,988        1,118,335          775,591        882,567
Daily average indebtedness outstanding . . . .      759,580          824,984          418,455        504,327
Average rate paid for the year . . . . . . . .         5.99%            5.49%            6.12%          6.26%
Average rate on period-end borrowings. . . . .         5.79             5.20             5.87           5.82
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
1994
Balance. . . . . . . . . . . . . . . . . . . .  $   119,854       $1,130,652         $  6,199       $397,199
Maximum indebtedness at any month end. . . . .    1,469,131        2,191,536           18,551        397,199
Daily average indebtedness outstanding . . . .      782,577        1,409,128            8,295        116,395
Average rate paid for the year . . . . . . . .         4.53%            4.13%            3.81%          4.64%
Average rate on period-end borrowings. . . . .         5.82             5.41             5.80           5.62
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

     The company's commercial paper is backed by a $760 million revolving credit agreement with several financial institutions. At December 31, 1996, no borrowings were made under this agreement, which expires in April, 1999.


I. LONG-TERM DEBT

December 31--Dollars in Thousands                         1996            1995
------------------------------------------------------------------------------
PARENT COMPANY:
  7.75% Sinking Fund Debentures, due 1997. . . .    $    9,500      $   10,200
  Less: Face value of debentures repurchased and
    held for future retirements. . . . . . . . .          (72)           (772)
------------------------------------------------------------------------------
    Total outstanding. . . . . . . . . . . . . .         9,428           9,428
  8.50% Subordinated Capital Notes, due 1999 . .       200,000         200,000
  Medium-term notes, due in varying maturities
    through 2003, with interest from a
    floating 5.55% to a fixed 9.83%. . . . . . .       401,500         551,150
  9.875% Subordinated Capital Notes, due 2001. .       100,000         100,000
  10.875% Subordinated Capital Notes, due 2003 .        55,000          55,000
  6.90% Subordinated Capital Notes, due 2005 . .       150,000         150,000
  8.50% Subordinated Capital Notes, due 2007 . .       100,000         100,000
  Senior Notes, with interest from a floating
    5.54%, due 1998. . . . . . . . . . . . . . .       200,000              --
SUBSIDIARIES:
  Mortgage Collateralized Bonds, due 1996, with
    interest from a floating 6.348%. . . . . . .            --          12,886
  Capitalized lease obligations. . . . . . . . .        10,601          12,350
------------------------------------------------------------------------------
  Total. . . . . . . . . . . . . . . . . . . . .    $1,226,529      $1,190,814
------------------------------------------------------------------------------
------------------------------------------------------------------------------

     The contractual maturities of long-term debt for the next five years are $159.4 million for 1997, $451.0 million for 1998, $200.0 million for 1999 and $100.0 million for 2001. There are no payments due in 2000.

J. MINORITY INTEREST
     On November 27, 1996 and December 2, 1996, the company issued $300 million and $200 million, respectively, of mandatorily redeemable company-obligated securities out of two grantor trusts. The two trusts hold debt instruments of the parent company purchased with the proceeds of the securities issuance. Interest from the debt securities of the parent, at the terms outlined below, is used to fund the preferred dividends of the trusts.

December 31--Dollars in Thousands                                        1996
-----------------------------------------------------------------------------
8.06% Junior Subordinated Debentures, due 2026 . . . . . .           $300,000
7.95% Junior Subordinated Debentures, due 2026 . . . . . .            200,000
-----------------------------------------------------------------------------
    Total. . . . . . . . . . . . . . . . . . . . . . . . .           $500,000
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

     Distributions on the securities are cumulative and are payable at the same rate as the debt instruments above. These debentures are redeemable beginning December 1, 2006 at 104% and at decreasing prices thereafter to 100% on or after December 1, 2016. The preferred securities are subject to mandatory redemption, in whole or in part, upon the repayment of the debentures. The securities are considered to be Tier 1 capital for regulatory purposes.

K. SHAREHOLDERS' EQUITY
     In April 1996, the company called for redemption its Series A $4.50 Cumulative Convertible Preferred Stock. All of those shares were converted into common shares or redeemed.
     On December 31, 1996, the company had 8,489 shares of Series B $2.50 Cumulative Convertible Preferred Stock outstanding, each convertible into 5.1976 shares of common stock. The stock's earliest redemption date was December 7, 1991 and can be redeemed at the holder's option.
     On December 31, 1996, a total of 27,172,388 shares of common stock were reserved for future issuance in connection with the shareholder investment, employee benefit and long-term incentive plans and conversions of preferred stock.
     During 1996, 8,000,000 common shares were issued to an employee benefit trust. These shares are not considered to be outstanding for accounting purposes.
     In November 1989, the company incorporated employee stock ownership plan
(ESOP) provisions into its existing 401(k) employee benefit plan. The ESOP acquired $141 million of the company's common stock using the proceeds of a loan from the company. The terms of the loan include equal monthly payments of principal and interest from September 1990 through September 2015. Interest is at 9.75% and pre-payments of principal are allowed. The loan is generally being repaid from contributions to the plan by the company and dividends on company stock held by the ESOP. The loan to the ESOP is classified as a reduction in shareholders' equity.
     Shares held by the ESOP are allocated to plan participants as the loan is repaid. The company recognizes expense based on the number of shares allocated to participants (the shares allocated method).
     The ESOP shares as of December 31 were as follows:

                                                   1996               1995
--------------------------------------------------------------------------
Released and allocated . . . . . . . .        4,904,644          4,123,066
Unallocated. . . . . . . . . . . . . .        3,852,556          4,634,134
--------------------------------------------------------------------------
Total ESOP shares. . . . . . . . . . .        8,757,200          8,757,200
--------------------------------------------------------------------------
--------------------------------------------------------------------------


L. STOCK-BASED COMPENSATION PLANS

     The company has long-term incentive plans that provide stock-based awards, including stock options and restricted stock, to certain officers. The current terms of the plans allow for a maximum grant of 15,000,000 shares. All options are granted at current market value for a term of 10 years and, subject to limited exceptions, are not exercisable before the third anniversary of the date of grant. At December 31, 1996, there were 4,550,780 shares available for future option grants.
     Options outstanding and the activity for 1996 and 1995 are presented below:

                                            Number                     Option
1996                                     of Shares                      Price
-----------------------------------------------------------------------------
Beginning balance. . . . . . . . . .      8,686,244          $  9.19 - $29.13
Granted  . . . . . . . . . . . . . .      2,324,942            29.69 -  33.00
Exercised  . . . . . . . . . . . . .     (1,664,395)            9.19 -  30.69
Cancelled  . . . . . . . . . . . . .       (280,648)           11.88 -  30.69
-----------------------------------------------------------------------------
     Ending balance  . . . . . . . .      9,066,143          $  9.19 - $33.00
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Options which became exercisable
  during the year. . . . . . . . . .      1,315,010          $ 11.88 - $30.69
Options exercisable at December 31 .      3,187,095             9.19 -  30.69
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                                             Number                    Option
1995                                      of Shares                     Price
-----------------------------------------------------------------------------
Beginning balance. . . . . . . . . .      8,404,544          $  6.65 - $23.06
Granted  . . . . . . . . . . . . . .      1,723,972            21.91 -  29.13
Exercised  . . . . . . . . . . . . .     (1,271,748)            6.65 -  21.38
Cancelled  . . . . . . . . . . . . .       (170,524)            9.19 -  23.06
-----------------------------------------------------------------------------
     Ending balance  . . . . . . . .      8,686,244          $  9.19 - $29.13
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Options which became exercisable
during the year. . . . . . . . . . .      1,038,342           $17.00 - $21.31
Options exercisable at December 31 .      3,538,234             9.19 -  21.31
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

     The company has granted both time-based and performance-based restricted stock shares to certain key employees. Time-based awards provide that restrictions lapse beginning on the third anniversary of the date of the grant. Performance-based awards require that specific performance criteria be met in order for restrictions to lapse. As of December 31, 1996, 335,000 grants (of which 171,500 were time-based and 163,500 were performance-based) were outstanding with an average grant price of $21. During January 1997, restrictions will lapse on all currently outstanding performance-based awards and approximately one-third of the outstanding time-based awards.

NOTES TO FINANCIAL STATEMENTS

     The company adopted the disclosure-only option under Statements of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-based Compensation," as of December 31, 1995. If the accounting provisions of the new Statement had been adopted as of the beginning of 1995, the effect on 1995 and 1996 net earnings would have been immaterial. Further, based on current and anticipated use of stock options, it is not envisioned that the impact of the Statement's accounting provisions would be material in any future period.
     The following table summarizes information about stock options outstanding at December 31, 1996:

                             Outstanding                       Exercisable
                     -------------------------------     ---------------------
                                             Average                   Average
Exercise                         Average    Exercise                  Exercise
Price Range             Shares    Life(1)      Price        Shares       Price
------------------------------------------------------------------------------
$     0  - $19.19    2,789,481      3.48      $15.63     2,572,319      $15.52
  20.44  -  29.69    4,268,082      7.40       21.76       607,276       21.44
  30.69  -  33.00    2,008,580      9.15       30.74         7,500       30.69
------------------------------------------------------------------------------
  Total              9,066,143      6.58      $21.87     3,187,095      $16.68
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1)  AVERAGE CONTRACTUAL LIFE REMAINING IN YEARS.

M. RETIREMENT AND BENEFIT PLANS

     The company and its subsidiaries participate in a non-contributory pension plan covering substantially all employees who meet certain age and length of service requirements. Benefits under the plan are based on an employee's years of service and compensation. The company's funding policy is to contribute an amount between the minimum required under the Employee Retirement Income Security Act of 1974 and the maximum amount deductible for federal income tax purposes.
     The components of 1996, 1995 and 1994 net periodic pension cost for the plan are shown below:

Dollars in Thousands                          1996           1995         1994
------------------------------------------------------------------------------
Service cost for benefits earned
   during the year . . . . . . . . . .    $ 15,910       $ 11,740     $ 13,398
Interest cost on projected benefit
   obligations . . . . . . . . . . . .      27,599         24,700       20,539
Actual return on plan assets . . . . .     (54,497)       (71,806)       8,971
Net amortization and deferral. . . . .      19,402         39,527      (38,181)
------------------------------------------------------------------------------
     Net periodic pension cost
       and pension expense . . . . . .   $   8,414      $   4,161    $   4,727
------------------------------------------------------------------------------
------------------------------------------------------------------------------


     The following table sets forth the funded status of the pension plan and amounts recognized in the STATEMENTS OF FINANCIAL CONDITION:


December 31--Dollars in Thousands             1996           1995         1994
------------------------------------------------------------------------------
Actuarial present value:
   Accumulated
     benefit obligation(1) . . . . . .   $(290,819)     $(305,296)   $(226,145)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
   Projected benefit obligation. . . .   $(350,103)     $(369,419)   $(272,309)
Plan assets at fair value. . . . . . .     428,908        362,143      276,003
------------------------------------------------------------------------------
Plan assets in excess
   of (less than) projected benefit
   obligation. . . . . . . . . . . . .      78,805         (7,276)       3,694
Unrecognized net loss. . . . . . . . .       9,534         74,850       41,168
Unrecognized prior service cost. . . .       2,032          2,165        2,297
Unrecognized net asset at adoption
   of SFAS No. 87, net of
   amortization. . . . . . . . . . . .     (18,834)       (22,646)     (26,458)
------------------------------------------------------------------------------
     Prepaid pension cost. . . . . . .  $   71,537     $   47,093   $   20,701
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1)  Includes vested amounts of $276,035, $287,975, and $213,237 in 1996, 1995 and 1994, respectively.

     At December 31, 1996, the plan's assets consisted primarily of investments in pooled-equity, fixed-income and real estate funds.
     The company also maintains a non-qualified supplemental retirement plan for certain officers of the company. The plan, which is unfunded, provides benefits in excess of that permitted to be paid by the company's pension plan under the provisions of the tax law. Supplemental retirement benefits are based on the participant's compensation during the last two years of employment. Plan cost was $4.6 million for 1996, $4.2 million for 1995 and $3.8 million for 1994. At December 31, 1996, 1995 and 1994, the projected benefit obligation was $29.7 million, $31.2 million and $25.7 million, respectively. The accrued liability for the plan at December 31, 1996, 1995 and 1994 was $22.4 million, $19.2 million and $16.2 million, respectively. Assumptions used to determine the actuarial present value of benefit obligations were as follows:

December 31                                   1996           1995         1994
-------------------------------------------------------------------------------
Weighted-average discount rate . . . .        7.75%          7.25%        8.88%
Increase in compensation levels. . . .        4.00           4.00         4.50
Expected long-term return on assets. .        9.50           9.50         9.00
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   The company also has a multi-employer 401(k) defined contribution plan in which substantially all employees are eligible to participate. The company makes matching contributions to the plan, up to a maximum of 6% of employees' compensation. The company contributed $24.7 million, $20.2 million and $16.3 million in 1996, 1995 and 1994, respectively.

   The company also provides health care and life insurance benefits to employees who retire from the company at age 55 or later and meet certain minimum service requirements. The post-retirement health care plan is contributory, with retirees' contributions adjusted annually to reflect certain cost-sharing provisions of the plan. The post-retirement life insurance plan is non-contributory.
   The components of net periodic post-retirement benefit cost are shown below:

Dollars in Thousands                          1996           1995         1994
------------------------------------------------------------------------------
Service cost . . . . . . . . . . . . .    $    942       $    734       $1,026
Interest cost. . . . . . . . . . . . .       2,494          2,683        2,782
Actual return on plan assets . . . . .      (1,843)        (1,563)          52
Net amortization and deferral. . . . .         735            883         (253)
------------------------------------------------------------------------------
     Net periodic post-retirement
      benefit cost . . . . . . . . . .     $ 2,328         $2,737       $3,607
------------------------------------------------------------------------------
------------------------------------------------------------------------------

   The following table sets forth the funded status of the post-retirement plans and amounts recognized in the STATEMENTS OF FINANCIAL CONDITION:

Dollars in Thousands                          1996           1995         1994
------------------------------------------------------------------------------
Accumulated post-retirement benefit obligation:
   Retirees. . . . . . . . . . . . . .    $(22,231)      $(24,386)    $(22,372)
   Fully eligible active plan
     participants. . . . . . . . . . .        (411)          (509)        (306)
   Other active plan participants. . .     (10,489)       (11,553)      (7,608)
------------------------------------------------------------------------------
     Total . . . . . . . . . . . . . .     (33,131)       (36,448)     (30,286)
Plan assets at fair value. . . . . . .      20,897         11,051        5,206
------------------------------------------------------------------------------
Accumulated post-retirement benefit
   obligation in excess of plan assets     (12,234)       (25,397)     (25,080)
Unrecognized prior service cost. . . .        (567)          (609)         359
Unrecognized net (gain) loss . . . . .        (716)         3,536       (1,797)
------------------------------------------------------------------------------
Accrued post-retirement benefit cost .    $(13,517)      $(22,470)    $(26,518)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

     A 9.0% increase in health care costs was assumed for 1996, gradually decreasing to 5.0% by the year 2003 and remaining constant thereafter. Increasing the assumed health care costs by one percentage point would increase the accumulated post-retirement benefit obligation at December 31, 1996 by $1.0 million and increase the aggregate of the service and interest cost components of net periodic post-retirement benefit cost for 1996 by $100,000. The plan's assets at December 31, 1996 consisted primarily of investments in pooled-equity and fixed-income funds.

N. OTHER EXPENSE

Dollars in Thousands                          1996           1995         1994
------------------------------------------------------------------------------
Advertising and marketing. . . . . . .   $  47,952      $  33,519    $  29,301
Amortization of intangibles. . . . . .      50,184         52,794       36,576
Communications . . . . . . . . . . . .      46,328         40,986       33,745
Expenses and provision
  on real estate held for sale . . . .      12,722         12,112       16,072
FDIC assessments . . . . . . . . . . .       7,779         43,227       71,409
Outside computer services. . . . . . .      38,086         31,978       28,659
Postage. . . . . . . . . . . . . . . .      26,802         26,326       23,177
Stationery, printing, supplies . . . .      24,877         20,397       15,767
Insurance, taxes and other . . . . . .     218,166        227,422      204,070
------------------------------------------------------------------------------
     Total . . . . . . . . . . . . . .   $ 472,896      $ 488,761    $ 458,776
------------------------------------------------------------------------------
------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS

O.   FEDERAL AND STATE INCOME TAXES

     The provisions for income taxes reflected in the STATEMENTS OF INCOME are detailed below:

Dollars in Thousands                                 1996       1995      1994
--------------------------------------------------------------------------------
Current tax provision:
  Federal. . . . . . . . . . . . . . . . . .     $285,982   $250,797  $178,562
  State. . . . . . . . . . . . . . . . . . .       41,124     28,925    20,297
--------------------------------------------------------------------------------
    Total current. . . . . . . . . . . . . .      327,106    279,722   198,859
--------------------------------------------------------------------------------
Deferred tax provision:
  Federal. . . . . . . . . . . . . . . . . .       13,632      6,184    47,943
  State. . . . . . . . . . . . . . . . . . .          344        387     3,032
--------------------------------------------------------------------------------
    Total deferred . . . . . . . . . . . . .       13,976      6,571    50,975
--------------------------------------------------------------------------------
    Total income tax provision . . . . . . .     $341,082   $286,293  $249,834
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The difference between federal income tax computed at the statutory rate and the actual tax provision is shown below:

Dollars in Thousands                                 1996       1995      1994
--------------------------------------------------------------------------------
Income before taxes. . . . . . . . . . . . .     $907,954   $819,594  $737,805
--------------------------------------------------------------------------------
Tax at the statutory rate. . . . . . . . . .      317,784    286,858   258,232
--------------------------------------------------------------------------------
Increase (decrease) in taxes:
  Tax-exempt interest and dividends. . . . .      (14,623)   (20,982)  (28,778)
  State income tax, net of federal benefit .       27,039     18,211    15,163
  Disallowed interest expense. . . . . . . .        2,053      2,743     2,610
  Non-deductible expenses. . . . . . . . . .       11,282     11,679     6,636
  Other. . . . . . . . . . . . . . . . . . .       (2,453)   (12,216)   (4,029)
--------------------------------------------------------------------------------
    Total increase (decrease) in taxes . . .       23,298       (565)   (8,398)
--------------------------------------------------------------------------------
    Total income tax provision . . . . . . .     $341,082   $286,293    $249,834
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    Effective tax rate . . . . . . . . . . .         37.6%      34.9%     33.9%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Deferred income taxes reflect the impact of differences between the financial statement and tax bases of assets and liabilities and available tax carryforwards.
     The tax effect of temporary differences and tax carryforwards which create deferred tax assets and liabilities are detailed below:


December 31--Dollars in Thousands                  1996       1995      1994
--------------------------------------------------------------------------------

Deferred tax assets:
  Loan loss reserve. . . . . . . . . . . . .     $172,431   $177,345  $173,314
  Writedown of real estate held for sale . .       28,052     28,737    22,654
  Employee benefits. . . . . . . . . . . . .       28,985     23,206    16,142
  Loan fees and expenses . . . . . . . . . .           --         --     7,433
  Capital loss carryforward. . . . . . . . .           --         --     3,756
  SFAS No. 115 equity adjustment . . . . . .           --         --    17,710
  Other. . . . . . . . . . . . . . . . . . .       23,113     38,259    28,358
--------------------------------------------------------------------------------
    Gross deferred tax assets. . . . . . . .      252,581    267,547   269,367
Valuation allowance. . . . . . . . . . . . .           --     (3,591)   (4,087)
--------------------------------------------------------------------------------
    Gross deferred tax assets net
     of valuation allowance. . . . . . . . .      252,581    263,956   265,280
--------------------------------------------------------------------------------
Deferred tax liabilities:
  Depreciation . . . . . . . . . . . . . . .       44,157     43,793    41,841
  Leasing. . . . . . . . . . . . . . . . . .       20,408      9,055     7,355
  Intangibles. . . . . . . . . . . . . . . .        7,411      6,919    17,205
  Interest income. . . . . . . . . . . . . .        2,585      7,559    12,535
  Loan servicing . . . . . . . . . . . . . .       14,428     52,581    13,938
  Securitization . . . . . . . . . . . . . .       38,670     40,918     5,563
  SFAS No. 115 equity adjustment . . . . . .        4,632     21,620        --
  Other. . . . . . . . . . . . . . . . . . .       22,174     22,464    35,206
--------------------------------------------------------------------------------
    Gross deferred tax liabilities . . . . .      154,465    204,909   133,643
--------------------------------------------------------------------------------
    Net deferred tax asset . . . . . . . . .    $  98,116  $  59,047  $131,637
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The net deferred tax asset increased $39.1 million during 1996. This increase was due to fair value adjustments recorded in equity under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," of $17.0 million and the sale of Barnett Mortgage Company, $36.1 million, partially offset by provisions for deferred taxes of $14.0 million.
     Prior to 1996, the Internal Revenue Code permitted qualifying savings and loan institutions a bad debt deduction under the reserve method which was more favorable than the bad debt deduction method allowed other taxpayers. The subsidiaries formerly known as Barnett Bank of Pinellas County and Barnett Bank of Southwest Florida were treated as qualified savings and loan institutions until they merged into Barnett Bank, N.A. on September 28, 1996. Under provisions of the Small Business Protection Act of 1996, the bad debt reserve balances at these institutions on December 31, 1987, are not subject to federal income taxes. Retained earnings contain approximately $53 million representing such bad debt reserves for which no deferred income taxes have been recorded.

P.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     In the normal course of business, the company utilizes a variety of off-balance-sheet financial instruments to service the financial needs of customers and to manage the company's overall asset-liability position. This includes commitments to extend credit, standby and commercial letters of credit, securities lending, interest rate swaps and foreign exchange contracts. Each of these instruments involve varying degrees of risk. As such, the contract or notional amounts of these instruments may not be an appropriate indicator of their credit or market risk.
     Generally accepted accounting principles recognize these instruments as contingent obligations or off-balance-sheet items and accordingly, the contract or notional amounts are not reflected in the consolidated financial statements.
     A summary of the company's off-balance-sheet financial instruments at December 31, 1996 and 1995 is presented as follows:

Contractual or Notional Amounts--
Dollars in Thousands                                          1996        1995
--------------------------------------------------------------------------------
Commitments to extend credit:
  Credit card commitments. . . . . . . . . . . . . . .  $5,727,699  $7,051,870
  Other loan commitments . . . . . . . . . . . . . . .   7,619,067   8,206,132
Standby letters of credit and financial guarantees . .     732,238     608,138
Commercial letters of credit . . . . . . . . . . . . .     118,308      64,938
Loans sold with recourse . . . . . . . . . . . . . . .   3,100,487   2,183,056
Forward commitments. . . . . . . . . . . . . . . . . .     355,000   1,063,812
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Commitments to extend credit are contractual agreements to lend up to a specified amount, over a stated period of time. Commercial commitments generally require the payment of a fee. Standby letters of credit are issued to improve a customer's credit standing with third parties. The company agrees to honor a financial commitment by issuing a guarantee to third parties in the event the customer fails to perform. Since loan commitment amounts generally exceed actual funding requirements and virtually all of the standby letters of credit are expected to expire unfunded, the total commitment amounts do not represent future cash requirements. The company's exposure to credit loss from loan commitments, standby letters of credit and commercial letters of credit is measured by the contract amount of these instruments. This credit risk is minimized by subjecting these off-balance-sheet instruments to the same credit policies and underwriting standards used when making loans. Substantially all of these commitments expire in less than two years unless renewed by the company. Commercial letters of credit are short-term commitments issued to finance the movement of goods between a buyer and seller dealing in international markets.
     Loans sold with recourse generally result from the sale and securitization of consumer finance loans. These first and second mortgage loans are securitized and sold with recourse as asset-backed securities. In most cases, the recourse to the company's consumer finance subsidiary, EquiCredit, is limited to amounts on deposit with the trustee. Loans sold with recourse include $2.9 billion and $1.9 billion of loans sold under EquiCredit's securitization program on which the maximum contingent risk is limited to $92 million and $58 million as of December 31, 1996 and 1995, respectively. At December 31, 1996 and 1995, EquiCredit had estimated recourse reserves of $42 million and $28 million, respectively, classified in other liabilities. The remainder of the loans sold with recourse are residential mortgages sold to government agencies.

NOTES TO FINANCIAL STATEMENTS

     The company enters into interest rate swap transactions primarily as part of its asset-liability management strategy to manage interest rate risk. These transactions involve the exchange of interest payments based on a notional amount. The notional amounts of interest rate swaps express the volume of transactions and are not an appropriate indicator of the off-balance-sheet market or credit risk. The credit risk associated with interest rate swaps arises from the counterparties' failure to meet the terms of the agreements and is limited to the fair value of contracts with a positive replacement value. Barnett utilizes bilateral collateral exchange agreements with swap counterparties in order to minimize this credit exposure. Under these agreements, swap counterparties are required to deliver collateral as the replacement value at risk increases with changes in interest rates.
     An effective asset-liability management function is required to address the interest rate risk inherent in the company's core banking activities. If no other management action is taken, these core banking activities, which include lending and deposit products, result in an asset-sensitive position. Accordingly, the company utilizes a variety of discretionary on- and off-balance-sheet strategies to prudently manage the overall interest rate sensitivity position.
     As summarized in the table below describing Barnett's derivatives positions, the swap portfolio is primarily comprised of generic contracts wherein the company receives a fixed rate of interest while paying a variable rate. As such, the income contribution from the swap portfolio will decrease in a rising rate environment and increase in a falling rate environment. The average rate received at December 31, 1996, was 5.56% compared to an average rate paid of 5.54%, and the average remaining maturity of the total portfolio was approximately one year. The variable rate component of the interest rate swaps is based on LIBOR as of the most recent reset date.
     The company acts as an intermediary in arranging interest rate swap transactions for customers. Net trading revenue is included in other income and is not significant to the company's results of operations. The notional amounts of those contracts totaled $853 million and $421 million at December 31, 1996 and 1995, respectively. The nature of those instruments is the same as described for derivative financial instruments.






                                                                                 Weighted Average Interest Rate
                                                                             --------------------------------------   Average
                                                     Notional   Replacement  Receive                 Pay             Maturity
December 31--Dollars in Millions                       Amount         Value     Rate (1)  Index     Rate (1)  Index  In Years
------------------------------------------------------------------------------------------------------------------------------


1996
Interest rate swaps:
  Basis swap . . . . . . . . . . . . . . . . . .       $   50        $  .51     5.66%     LIBOR     5.43%       CMT      1.08
  Generic swaps:
    Receive fixed. . . . . . . . . . . . . . . .        4,050         (7.19)    5.53      FIXED     5.53      LIBOR      1.07
    Pay fixed. . . . . . . . . . . . . . . . . .          116           .52     5.71      LIBOR     5.84      FIXED      2.00
Interest rate floors . . . . . . . . . . . . . .          250          1.51     6.00(2)   LIBOR       --         --      1.00
------------------------------------------------------------------------------------------------------------------------------
Total. . . . . . . . . . . . . . . . . . . . . .       $4,466        $(4.65)    5.56%               5.54%                1.09
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
1995
Interest rate swaps:
  Basis swap . . . . . . . . . . . . . . . . . .       $   50        $  .49     5.75%     LIBOR     4.81%       CMT      2.08
  Generic swaps:
    Receive fixed. . . . . . . . . . . . . . . .        2,540         12.19     5.21      Fixed     5.83      LIBOR      1.02
    Pay fixed. . . . . . . . . . . . . . . . . .          267         (1.97)    5.84      LIBOR     6.38      Fixed      1.73
  Index-principal swaps. . . . . . . . . . . . .          250          (.29)    4.47      Fixed     5.94      LIBOR       .08
Interest rate floors . . . . . . . . . . . . . .          250          4.51     6.00 (2)  LIBOR       --         --      2.00
Options to purchase securities . . . . . . . . .          500          9.74       --                  --                  .20
------------------------------------------------------------------------------------------------------------------------------
Total. . . . . . . . . . . . . . . . . . . . . .       $3,857        $24.67     5.27%               5.87%                 .98
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1)  BASED UPON CONTRACTUAL RATES AT DECEMBER 31.
(2)  THE COMPANY RECEIVES INTEREST EQUAL TO THE AMOUNT BY WHICH LIBOR IS LESS
     THAN 6.00%.

Q. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair values are based upon quoted market prices, when available. In cases where quoted market prices are not available, fair values are based on estimates using present value or other techniques, all of which may be significantly affected by the assumptions used. Therefore, these values may not be substantiated by comparison to independent markets and are not intended to reflect the proceeds that may be realizable from offering for sale at one time the company's entire holdings of a particular financial instrument. Any unrealized gains or losses should not be interpreted as a forecast of future earnings and cash flows.
     The value of certain non-financial items, which include trust and credit card relationships and core deposit intangibles, is significantly in excess of their aggregate carrying amounts. However, the company also believes their value is often only reliably determined in arms-length transactions and may vary significantly depending on specific circumstances. For these reasons, no fair value estimates of these non-financial instruments are disclosed. As a result, the following fair values are not comprehensive and therefore do not reflect the underlying value of the company. Off-balance-sheet financial instruments, including their fair values, are discussed in greater detail in NOTE P.
     The estimated fair values of the company's financial instruments are as follows:


                                                                                  1996                          1995
                                                                        -----------------------       -----------------------
                                                                        CARRYING           FAIR       Carrying           Fair
December 31--Dollars in Thousands                                         AMOUNT          VALUE         Amount          Value
------------------------------------------------------------------------------------------------------------------------------


Financial assets
  Cash and cash equivalents(1) . . . . . . . . . . . . . . . . .     $ 2,783,646    $ 2,783,646    $ 2,769,145   $  2,769,145
  Investment securities held to maturity(2). . . . . . . . . . .         129,595        139,999        200,960        216,066
  Investment securities available for sale(2). . . . . . . . . .       5,031,123      5,031,123      5,133,041      5,133,041
  Capitalized excess servicing income, net(3). . . . . . . . . .         220,615        233,404        149,662        169,581
  Loans, net of allowance(4) . . . . . . . . . . . . . . . . . .      29,775,815     30,074,385     29,980,851     30,174,023
Financial liabilities
  Deposits:
    Without stated maturities(1) . . . . . . . . . . . . . . . .      21,629,538     21,629,538     22,047,155     22,047,155
    With stated maturities(5). . . . . . . . . . . . . . . . . .      12,190,720     12,266,586     12,186,413     12,219,144
  Short-term borrowings(1) . . . . . . . . . . . . . . . . . . .       1,309,367      1,309,367      2,078,949      2,078,949
  Long-term debt (excluding capitalized leases)(6) . . . . . . .       1,215,928      1,253,307      1,178,464      1,251,001
  Minority interest(6) . . . . . . . . . . . . . . . . . . . . .         500,000        498,653             --             --
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


     THE FOLLOWING METHODS AND ASSUMPTIONS WERE USED TO ESTIMATE FAIR VALUES:

(1)  THE CARRYING AMOUNTS APPROXIMATE FAIR VALUE.
(2) FAIR VALUES ARE BASED ON QUOTED MARKET PRICES, IF AVAILABLE. IF A QUOTED MARKET PRICE IS NOT AVAILABLE, FAIR VALUE IS ESTIMATED USING QUOTED MARKET PRICES FOR SIMILAR SECURITIES.
(3) FAIR VALUE IS DETERMINED BY CALCULATING THE PRESENT VALUE OF EXPECTED CASH FLOWS WHICH EXCEED NORMAL SERVICING FEES, USING PREPAYMENT, DEFAULT AND INTEREST RATE ASSUMPTIONS THAT CURRENT MARKET PARTICIPANTS WOULD USE FOR SIMILAR INSTRUMENTS.
(4) FOR RESIDENTIAL MORTGAGE LOANS, FAIR VALUE IS ESTIMATED USING QUOTED MARKET PRICES FOR SALES OF WHOLE LOANS WITH SIMILAR CHARACTERISTICS. FOR OTHER HOMOGENEOUS CATEGORIES OF LOANS, FAIR VALUE IS ESTIMATED USING QUOTED MARKET PRICES FOR SECURITIES BACKED BY SIMILAR LOANS, ADJUSTED FOR DIFFERENCES IN LOAN CHARACTERISTICS. THE FAIR VALUE OF OTHER TYPES OF LOANS FOR WHICH QUOTED MARKET PRICES ARE NOT AVAILABLE IS ESTIMATED BY DISCOUNTING EXPECTED FUTURE CASH FLOWS.
(5) THE FAIR VALUE OF FIXED-MATURITY CERTIFICATES OF DEPOSIT IS ESTIMATED USING RATES CURRENTLY OFFERED FOR DEPOSITS OF SIMILAR REMAINING MATURITIES.
(6) RATES CURRENTLY AVAILABLE TO THE COMPANY FOR DEBT WITH SIMILAR TERMS AND REMAINING MATURITIES ARE USED TO ESTIMATE THE FAIR VALUE OF EXISTING DEBT.

NOTES TO FINANCIAL STATEMENTS

R. REGULATORY RESTRICTIONS

     The principal source of cash flows for the parent company is dividends from Barnett Bank, N.A. Payment of dividends by banks is subject to certain regulatory restrictions. The most common restriction limits dividends declared to the banks' net profits for the current year, combined with net retained profits for the preceding two years. Payment of dividends is also limited by minimum capital requirements, which all banking subsidiaries exceed. On December 31, 1996, $315 million was available for payment of dividends. Loans from subsidiary banks to the parent company are limited by law and are required to be collateralized.
     Banking subsidiaries are required by law to maintain non-interest bearing deposits to meet reserve requirements. At December 31, 1996, these deposits totaled $454 million.
     The company is subject to regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate actions by regulators that could have an effect on the company's financial statements. Under the framework for prompt corrective action, the company must meet capital guidelines that involve quantitative measures of the company's assets, liabilities, and certain off-balance-sheet items. The company's capital amounts and classification are also subject to qualitative judgments by the regulators. Management believes, as of December 31, 1996, that the company meets all capital adequacy requirements to which it is subject.
     As of December 31, 1996, the Federal Reserve Bank of Atlanta and the Comptroller of the Currency considered the company to be "well capitalized" under the regulatory framework. To be categorized as well capitalized, the company must maintain minimum ratios set forth in the table. There are no conditions or events since that notification that management believes have changed the company's category.
     The company's actual capital amounts and ratios are presented below:


                                                                                     Capital Levels
                                                           ------------------------------------------------------------------
                                                                Actual           Adequately Capitalized      Well Capitalized
                                                           ----------------         ----------------         ----------------
As of December 31, 1996--Dollars in Millions               Amount     Ratio         Amount     Ratio         Amount     Ratio
------------------------------------------------------------------------------------------------------------------------------


Total risk-based capital (to risk weighted assets):(1)
  Consolidated . . . . . . . . . . . . . . . . . . . .     $4,249     14.17%        $2,399      8.00%        $2,998     10.00%
  Barnett Bank N.A.. . . . . . . . . . . . . . . . . .      3,433     14.14          1,943      8.00          2,428     10.00
Tier I capital (to risk weighted assets):(1)
  Consolidated . . . . . . . . . . . . . . . . . . . .      3,288     10.97          1,199      4.00          1,799      6.00
  Barnett Bank N.A.. . . . . . . . . . . . . . . . . .      3,061     12.60            971      4.00          1,457      6.00
Tier 1 capital (to average assets):(1)
  Consolidated . . . . . . . . . . . . . . . . . . . .      3,288      8.21          1,202      3.00          2,004      5.00
  Barnett Bank N.A.. . . . . . . . . . . . . . . . . .      3,061      8.08          1,136      3.00          1,893      5.00
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


(1) AS DEFINED BY THE REGULATIONS.

S.   CONTINGENCIES

     The company and its subsidiaries are parties to various legal and administrative proceedings and claims. While any litigation contains an element of uncertainty, management believes that the outcome of such proceedings or claims pending or known to be threatened will not have a material adverse effect on the company's consolidated financial position, results of operations or liquidity.

T.   PARENT COMPANY FINANCIAL INFORMATION

CONDENSED FINANCIAL INFORMATION FOR BARNETT BANKS, INC. (PARENT COMPANY ONLY)

STATEMENTS OF FINANCIAL CONDITION



December 31--Dollars in Thousands                                                                            1996        1995
------------------------------------------------------------------------------------------------------------------------------


ASSETS
Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    2,057  $    9,336
Investment securities available for sale (amortized cost of $2,328 in 1996 and $18,644 in 1995). . .        2,745      37,426
Investments in and amounts due from subsidiaries:
  Banks, at equity in net assets(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3,446,383   3,248,343
  Non-banking subsidiaries, at equity in net assets(1) . . . . . . . . . . . . . . . . . . . . . . .      429,744     609,190
  Securities purchased under agreements to resell. . . . . . . . . . . . . . . . . . . . . . . . . .      242,000     135,007
  Amounts due from subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      720,552   1,184,225
  Cost in excess of fair value of net assets acquired. . . . . . . . . . . . . . . . . . . . . . . .       90,379      97,664
  Value of core deposits purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,879       5,660
Premises and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      219,313     196,045
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      220,273     252,359
------------------------------------------------------------------------------------------------------------------------------
    Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $5,377,325  $5,775,255
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


LIABILITIES
Commercial paper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   42,297  $  669,766
Other short-term borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           --     425,000
Amount due to subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15,465          --
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      233,304     242,725
Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,215,928   1,165,578
Subordinated debentures supporting mandatorily redeemable trust securities . . . . . . . . . . . . .      500,000          --
------------------------------------------------------------------------------------------------------------------------------
    Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,006,994   2,503,069
------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
    Total shareholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3,370,331   3,272,186
------------------------------------------------------------------------------------------------------------------------------
    Total liabilities and shareholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . .   $5,377,325  $5,775,255
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


(1) THE DOUBLE LEVERAGE RATIO, WHICH REPRESENTS THE PARENT'S TOTAL EQUITY INVESTMENT IN SUBSIDIARIES PLUS INTANGIBLES DIVIDED BY ITS TOTAL SHAREHOLDER'S EQUITY PLUS SUBORDINATED DEBENTURES SUPPORTING MANDATORILY REDEEMABLE TRUST SECURITIES, WAS 1.03% AND 1.21% AT DECEMBER 31, 1996 AND 1995, RESPECTIVELY.



STATEMENTS OF INCOME


For the Years Ended December 31--Dollars in Thousands                                            1996        1995        1994
------------------------------------------------------------------------------------------------------------------------------


INCOME
Income from subsidiaries:
  Dividends ($456,009 in 1996, $446,009 in 1995 and $462,406 in 1994 from banks) . . . .     $456,009    $451,906    $462,465
  Management fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      258,210     229,052     182,346
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       94,534      60,681      21,168
Other income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25,089      17,360       7,682
------------------------------------------------------------------------------------------------------------------------------
    Total income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      833,842     758,999     673,661
------------------------------------------------------------------------------------------------------------------------------
EXPENSES
Salaries and employee benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      187,705     161,052     108,050
Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      136,213     118,354      59,071
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      168,817     122,084     111,188
------------------------------------------------------------------------------------------------------------------------------
    Total expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      492,735     401,490     278,309
------------------------------------------------------------------------------------------------------------------------------
EARNINGS
Income before income taxes and equity in undistributed income of subsidiaries. . . . . .      341,107     357,509     395,352
Reduction of consolidated income taxes resulting from parent company operating loss. . .       32,996      34,763      22,429
------------------------------------------------------------------------------------------------------------------------------
Income before equity in undistributed income of subsidiaries . . . . . . . . . . . . . .      374,103     392,272     417,781
Equity in undistributed income of subsidiaries . . . . . . . . . . . . . . . . . . . . .      190,388     141,029      70,190
------------------------------------------------------------------------------------------------------------------------------
    Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $564,491    $533,301    $487,971
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


NOTES TO FINANCIAL STATEMENTS

STATEMENTS OF CASH FLOWS


For the Years Ended December 31--Dollars in Thousands                                          1996          1995        1994
------------------------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   564,491   $   533,301   $ 487,971
Adjustments to reconcile net income to net cash provided by operating activities:
  Equity in undistributed income of subsidiaries . . . . . . . . . . . . . . . . . . .     (190,388)     (141,029)    (70,190)
  Depreciation and amortization. . . . . . . . . . . . . . . . . . . . . . . . . . . .       16,086        13,469      12,152
  Amortization of intangibles. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8,955         9,451      11,945
  Deferred income tax expense (benefit). . . . . . . . . . . . . . . . . . . . . . . .        3,402       (37,776)    (22,429)
  Employee benefits funded by equity (parent company and subsidiaries) . . . . . . . .       26,820        24,237      28,682
  Decrease (increase) in other assets. . . . . . . . . . . . . . . . . . . . . . . . .       28,745       (45,020)     17,763
  Increase in other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .       11,205        60,891      11,062
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (18,993)         (985)      4,559
------------------------------------------------------------------------------------------------------------------------------
    Net cash provided by operating activities. . . . . . . . . . . . . . . . . . . . .      450,323       416,539     481,515
------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investment securities . . . . . . . . . . . . . . . . . . . . . . . . . .       (2,769)      (40,959)   (151,466)
Proceeds from sales of investment securities . . . . . . . . . . . . . . . . . . . . .       37,285            --      95,320
Proceeds from maturities of investment securities. . . . . . . . . . . . . . . . . . .          796        58,698     212,657
Net decrease (increase) in advances to subsidiaries. . . . . . . . . . . . . . . . . .      173,699      (999,042)    (17,153)
Net capital contributions to subsidiaries. . . . . . . . . . . . . . . . . . . . . . .      (61,134)     (202,412)   (212,195)
Purchases of premises and equipment. . . . . . . . . . . . . . . . . . . . . . . . . .      (54,052)      (46,159)    (13,240)
Proceeds from sales of premises and equipment. . . . . . . . . . . . . . . . . . . . .        9,097           150       2,877
Net business dispositions (acquisitions), net of cash acquired . . . . . . . . . . . .      496,234      (313,104)         --
------------------------------------------------------------------------------------------------------------------------------
    Net cash provided by (used for) investing activities . . . . . . . . . . . . . . .      599,156    (1,542,828)    (83,200)
------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in commercial paper and other short-term borrowings. . . . . .   (1,052,469)    1,088,567         742
Proceeds (repayments) of advances from non-banking subsidiaries. . . . . . . . . . . .       15,465            --     (50,000)
Proceeds from issuance of long-term debt . . . . . . . . . . . . . . . . . . . . . . .      250,000       500,000      25,000
Principal repayments of long-term debt . . . . . . . . . . . . . . . . . . . . . . . .     (199,650)      (25,750)       (400)
Proceeds from issuance of subordinated debentures supporting mandatorily
 redeemable trust securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      500,000            --          --
Net repurchase of common and preferred stock . . . . . . . . . . . . . . . . . . . . .     (261,559)     (302,033)    (50,236)
Cash dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (201,552)     (191,086)   (175,555)
------------------------------------------------------------------------------------------------------------------------------
    Net cash provided by (used for) financing activities . . . . . . . . . . . . . . .     (949,765)    1,069,698    (250,449)
------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents . . . . . . . . . . . . . . . . .       99,714       (56,591)    147,866
Cash and cash equivalents, January 1 . . . . . . . . . . . . . . . . . . . . . . . . .      144,343       200,934      53,068
------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, December 31 . . . . . . . . . . . . . . . . . . . . . . . .  $   244,057   $   144,343   $ 200,934
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Barnett Banks, Inc.:

     We have audited the accompanying consolidated statements of financial condition of Barnett Banks, Inc. (a Florida corporation) and affiliates as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barnett Banks, Inc. and affiliates as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Jacksonville, Florida
January 13, 1997